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                                                                   EXHIBIT 10.50

                                                                  EXECUTION COPY


                         MANAGEMENT SERVICES AGREEMENT
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          THIS AGREEMENT dated as of December 18, 1997 between Sealy
Corporation, a Delaware corporation ("Sealy Corporation") and Sealy Mattress
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Company, an Ohio corporation ("Sealy Mattress"; and together with Sealy
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Corporation, the "Companies"), and Bain Capital, Inc. ("Bain").
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          WHEREAS, the Companies desire to retain Bain and Bain desires to perform for the Companies certain services;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

          1.  Term.  This Agreement shall be in effect for an initial term of
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five (5) years commencing on the date hereof (the "Term"), and shall be
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automatically extended thereafter on a year to year basis unless Sealy
Corporation or Bain provides written notice of its desire to terminate this Agreement to the other party 90 days prior to the expiration of the Term or any extension thereof.

          2.  Services.  Bain shall perform or cause to be performed such
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services for Sealy Corporation and its direct and indirect subsidiaries
(including Sealy Mattress) as directed by Sealy Corporation's board of directors, which may include, without limitation, the following:

          (a) general management services;

          (b) identification, support, negotiation and analysis of acquisitions and dispositions;

          (c) support, negotiation and analysis of financing alternatives, including, without limitation, in connection with acquisitions, capital expenditures and refinancing of existing indebtedness;

          (d) finance functions, including assistance in the preparation of financial projections, and monitoring of compliance with financing agreements;

          (e) strategic planning functions, including evaluating major strategic alternatives; and

          (f) other services for Sealy Corporation and its subsidiaries (including Sealy Mattress) upon which Sealy Corporation's board of directors and Bain agree.

          3.  Advisory Fees and Transaction Fees.
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          (a) Payment to Bain for services rendered in connection with the performance of services pursuant to this Agreement shall be $2,000,000 per year or such other amount as the parties hereto shall agree ("Advisory Fees") plus
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reasonable out-of-pocket expenses of Bain.  The
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Advisory Fees shall be payable quarterly in advance by the Companies in immediately available funds, the first such payment to be made promptly after the date hereof.

          (b) During the term of this Agreement, Bain shall be entitled to receive from the Companies a transaction fee in connection with the consummation by Sealy Corporation or any of its subsidiaries (including Sealy Mattress) of
(i) each material acquisition of an additional business (ii) each material divestiture and (iii) each material financing or refinancing, in each case, in an amount equal to 1% of the aggregate value of such transaction (each such payment, a "Transaction Fee").
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          (c) Upon the consummation of the merger of Sandman Merger Corporation, a transitory Delaware merger corporation ("Sandman") with and into Sealy
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Corporation as contemplated by the Agreement and Plan of Merger dated October
30, 1997, by and among Sealy Corporation, Sandman and Zell/Chilmark Fund, L.P., a Delaware limited partnership, the Companies shall pay to Bain a transaction fee of $8,300,000 (the "Closing Fee") in immediately available funds, to an
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account designated by Bain; it being understood that the Closing Fee shall be in lieu of the Transaction Fee with respect to such merger.

          4.  Personnel.  Bain shall provide and devote to the performance of
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this Agreement such partners, employees and agents of Bain as Bain shall deem appropriate to the furnishing of the services required.

          5.  Liability.  Neither Bain nor any of its affiliates, partners,
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employees or agents shall be liable to either Company or any of their respective subsidiaries or affiliates for any loss, liability, damage or expense arising out of or in connection with the performance of services contemplated by this Agreement, unless such loss, liability, damage or expense shall be proven to result directly from gross negligence, willful misconduct or bad faith on the part of Bain, its affiliates, partners, employees or agents acting within the scope of their employment or authority.

          6.  Indemnity.  Each Company and its respective subsidiaries shall
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defend, indemnify and hold harmless Bain, its affiliates, partners, employees and agents from and against any and all loss, liability, damage, or expenses arising from any claim (a "Claim") by any person with respect to, or in any way
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related to, the performance of services contemplated by this Agreement
(including attorneys' fees) (collectively, "Claims") resulting from any act or
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omission of Bain, its affiliates, partners, employees or agents, other than for
Claims which shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by Bain, its affiliates, partners, employees or agents. Each Company and its respective subsidiaries shall defend at its own cost and expense any and all suits or actions (just or unjust) which may be brought against any Company, and/or any of its respective subsidiaries and any of Bain, its officers, directors, affiliates, partners, employees or agents or in which any of Bain, its affiliates, partners, employees or agents may be impleaded with others upon any Claim or Claims, or upon any matter, directly or indirectly, related to or arising out of this Agreement or the performance hereof by Bain, its affiliates, partners, employees or agents, except that if such damage shall be proven to be the direct result of gross negligence, bad faith or willful misconduct by Bain, its affiliates, partners, employees or agents, then Bain shall reimburse the Companies for the costs of defense and other costs incurred by the Companies.

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          7.  Notices.  All notices or other communications required or
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permitted by this Agreement shall be effective upon receipt and shall be in writing and delivered personally or by overnight courier, or sent by facsimile, as follows:

          To either Company:
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          Sealy Corporation
          Sealy Mattress Company
          1228 Euclid Avenue
          Cleveland, Ohio  44115
          Attention:  President
          Telecopy No.:  (216) 522-1976

          To Bain:
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          Bain Capital, Inc.
          Two Copley Place
          Boston, Massachusetts  02116
          Attention:  Josh Bekenstein
                      Paul Edgerley
          Telecopy No.:  (617) 572-3274

          8.  Assignment.  No party hereto may assign any obligations hereunder
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to any other party without the prior written consent of all other parties hereto, which consent shall not be unreasonably withheld; provided, however,
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that, notwithstanding the foregoing, Bain may assign its rights and obligations under this Agreement to any of its affiliates without the consent of the Companies.

          9.  Successors.  This Agreement and all the obligations and benefits
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hereunder shall inure to the successors and assigns of the parties hereto.

          10.  Counterparts.  This Agreement may be executed and delivered by
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the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute but one and the same agreement.

          11.  Entire Agreement; Modification; Governing Law.  The terms and
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conditions hereof constitute the entire agreement between the parties hereto with respect to the subject matter of this Agreement and supersede all previous communications, either oral or written, representations or warranties of any kind whatsoever, except as expressly set forth herein. No modifications of this Agreement nor waiver of the terms or conditions hereof shall be binding upon any party hereto unless approved in writing by an authorized representative of such party. All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

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          IN WITNESS WHEREOF, the parties have executed this Management Services
Agreement as of the date first written above.


                                SEALY CORPORATION


                                By:
                                    ----------------------------------
                                Name:
                                Title:


                                SEALY MATTRESS COMPANY


                                By:
                                    ----------------------------------
                                Name:
                                Title:


                                BAIN CAPITAL, INC.


                                By:
                                    ----------------------------------
                                Name:
                                Title:

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